SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
[x] Definitive Proxy Statement             Rule 14a-6(e)(2)

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Visual Data Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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        computed pursuant to Exchange Act Rule 0-11 (Set forth the
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

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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



                             Visual Data Corporation
                                1291 SW 29 Avenue
                          Pompano Beach, Florida 33069
                  Telephone 954-917-6655 Facsimile 954-917-6660

                                                   March 26, 1998

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of the Stockholders of Visual Data Corporation to be held on Thursday, May 14, 1998 at 4:30 p.m. at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope that you will attend the meeting in person, at which time I will have the opportunity to review the business and operations of Visual Data Corporation.

         The matters to be acted upon by our stockholders are set forth in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                           Sincerely,

                                           /s/ Randy S. Selman
                                           -------------------------------------
                                           Randy S. Selman
                                           President and Chief Executive Officer

                             VISUAL DATA CORPORATION
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1998

         Notice is hereby given that the Annual Meeting of the Stockholders of Visual Data Corporation (the "Company") will be held at 4:30 p.m., at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486 on Thursday, May 14, 1998, for the following purposes:

         1. To elect a Board of Directors consisting of five (5) members.

         2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company to serve at the pleasure of the Board of Directors.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record, as shown by the transfer books of the Company, at the close of business on March 17, 1998 will be entitled to notice of and to vote at the meeting.

         A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for the proper purpose during normal business hours at the offices of the Company for a period of at least ten
(10) days preceding the Annual Meeting.

         The Board of Directors recommends that you vote FOR the Board's nominees for director and the ratification of the appointment of the independent auditors.

                                            By Order of the Board of Directors
                                            /s/ Randy S. Selman
                                            -----------------------------------
                                            Randy S. Selman, Chairman and Chief
                                            Executive Officer
March 26, 1998

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             VISUAL DATA CORPORATION
                             -----------------------

                                 PROXY STATEMENT
                              DATED MARCH 26, 1998

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1998

                             -----------------------

                                  INTRODUCTION

         The accompanying proxy is solicited by the Board of Directors (the "Board") of Visual Data Corporation (the "Company") to be voted at the Annual Meeting of Stockholders to be held on May 14, 1998 (the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company's stockholders for approval. Abstentions will not be voted, but will be counted for determining the presence of a quorum. Broker non-votes will not be counted for any purpose. Any stockholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

         The shares entitled to vote at the Annual Meeting consist of shares of the Company's Common Stock, with each share entitling the holder to one (1) vote. At the close of business on March 17, 1998, the record date for the Annual Meeting, there were issued and outstanding 3,100,435 shares of the Company's Common Stock. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 26, 1998.

         In addition to the use of the mails, solicitations may be made by employees of the Company by telephone, mailgram, facsimile, telegraph, cable and personal interview. The Company shall bear all expenses for the solicitation of proxies and has not retained a solicitation firm.

                                   Proposal 1
                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

         Five (5) members of the Board will be elected at the Annual Meeting. Directors elected at the Annual Meeting will serve until the next annual meeting of stockholders or until their successors are elected and qualified. The five nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote at the Annual Meeting will be elected directors of the Company (assuming a quorum is present). The Company has no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees becomes unable or unwilling to serve.

         The following persons have been nominated by the Board for election to the Board of Directors:

         Name                  Age                  Position
         ----                  ---                  --------

Randy S. Selman(1)             42          Chairman and Chief Executive Officer
Alan M. Saperstein             39          Executive Vice President and Director
Ben Swirsky(1)(2)              55          Director
Brian K. Service(1)(2)         50          Director
Eric Jacobs                    50          Director

(1)      Member of the Remuneration Committee
(2)      Member of the Audit Committee

Randy S. Selman. Since the Company's inception in May 1993, Mr. Selman has
----------------
served as the Company's Chief Executive Officer, President, and a director and since September 1996, its acting Chief Financial Officer. Mr. Selman is also a member of the Remuneration Committee of the Board of Directors. From March 1985 through May 1993, Mr. Selman was Chairman of the Board, President and Chief Executive Officer of SK Technologies Corporation (Nasdaq SmallCap: SKTC), a publicly-traded software development company. SKTC develops and markets software for point-of-sale with complete back office functions such as inventory, sales analysis and communications. Mr. Selman founded SKTC in 1985 and was involved in the company's initial public offering in 1989. Mr. Selman's responsibilities included management of SKTC, public and investor relations, finance, high level sales and general overall administration.

Alan M. Saperstein. Mr. Saperstein has served as the Company's Executive Vice
------------------
President, Secretary, Treasurer and a director since its inception in May 1993. Mr. Saperstein also serves as an alternate member of the Remuneration Committee of the Board of Directors. See Information Concerning the Board of Directors. From March 1989 until May 1993, Mr. Saperstein was a free-lance producer of video film projects. Mr. Saperstein has provided consulting services for corporations which have set up their own sales and training video departments. From 1983 through 1989, Mr. Saperstein was the Executive Director/Entertainment Division of NFL Films where he was responsible for supervision of all projects, budgets, screenings and staffing.

Ben Swirsky. Mr. Swirsky has been a member of the Board of Directors since July
-----------
1997 and serves
on the Audit and Remuneration Committees of the Board of Directors. Mr. Swirsky is a principal in Benswir Properties Inc., an investment capital company. From June 1992 until January 1998, Mr. Swirsky was President and Chief Executive Officer of Slater Steel, Inc., a publicly traded company listed on the Toronto Stock Exchange (SSI) with investments in the steel, steel service, forging, pole-line hardware and trucking industries. Mr. Swirsky is also a member of the Board of Directors of the Four Seasons Hotel Corp., a chain of first class hotels located throughout the world.

Brian K. Service. Mr. Service has been a member of the Board of Directors of the
----------------
Company since July 1997 and serves on the Audit and Remuneration Committees of the Board of Directors. Mr. Service is currently an international business consultant with clients in North and South America, the United Kingdom, Asia, Australia and New Zealand. From October 1992 to October 1994 Mr. Service was CEO and Managing Director of Salmond Smith Biolad, a New Zealand publicly-traded company. From October 1986 to October 1992 he was CEO and Executive Chairman of Milk Products Holding (North America) Inc., a wholly-owned subsidiary of the New Zealand Dairy Board in Santa Rosa California, which was the sole marketer of New Zealand dairy products in North America.

Eric Jacobs. Mr. Jacobs has been a member of the Board of Directors since July
-----------
1997. From March 1996 until August 1997, Mr. Jacobs was Vice President and General Manager of the Company's wholly owned subsidiary, HotelView Corporation and thereafter he has served as Vice President and General Manager of the Company's wholly owned subsidiary, CondoView Corporation. Since 1976, Mr. Jacobs has served as the Chairman of the Miami Beach Visitor and Convention Authority and since September 1993 as Chairman of the Greater Miami and the Beaches Hotel Association. Since 1972 Mr. Jacobs has been a member of Miami Beach Chamber of Commerce and has served as its Chairman since September 1996. From 1972 through October 1993, Mr. Jacobs was the owner, President, and General Manager of the Tarleton Hotel, Miami Beach, Florida.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         All actions by the Company's Board of Directors during 1997 were taken by unanimous written consent. The Board of Directors has scheduled regular quarterly meetings to coincide with the review of quarterly results of operations. Additional special meetings may be called as required and in accordance with the Company's By-Laws.

         The Audit Committee of the Board recommends the firm to be employed as the Company's independent public accountants and reviews the scope of the audit and audit fees. In addition, the Audit Committee consults with the independent auditors with regard to the plan of audit, the audit report and the management letter, and confers with the independent auditors with regard to the adequacy of internal accounting controls, as appropriate, out of the presence of management. The members of the Audit Committee are Messrs. Service and Swirsky. The Audit Committee has not held any meetings since its formation on November 29, 1997. The members of the Audit Committee have scheduled regular meetings to review quarterly financial results.

         The Remuneration Committee of the Board is charged with monitoring, reporting and recommending to the Board of Directors on all matters concerning remuneration and benefits of the Company's executive officers and senior staff. The Remuneration Committee consists of Messrs. Selman, Service and Swirsky; in matters considered by the Remuneration Committee which directly relate to Mr. Selman, the Remuneration Committee consists of Messrs. Service, Swirsky and Saperstein. The Remuneration Committee has not held any meetings since its formation on November 29, 1997. The Remuneration Committee will meet as called by Mr. Selman, but in any event at least one time annually.

         The Board of the Company does not have a nominating committee.

EXECUTIVE COMPENSATION

         The following table sets forth compensation information for the named executive officers for services rendered in the fiscal years ending September 30, 1997, 1996 and 1995.


                           SUMMARY COMPENSATION TABLE
                                                                                Long - Term
                                    Annual Compensation                         Compensation Awards
                                    -------------------                         -------------------

Name and                                               Other Annual      Restricted    Options               All Other
Principal Position         Year     Salary    Bonus    Compensation      Stk Awds      SARs(#)      LTIP     Compen.
------------------         ----     ------    -----    ------------      ----------    --------     ----     ---------
Randy S. Selman,
President, Chief           1997    $123,350    -0-     $2,100.00(1)          -0-         -0-          -0-       -0-
Executive Officer,         1996     $83,000    -0-     $2,092.84(2)          -0-       137,230        -0-       -0-
acting Chief               1995     $43,333    -0-     $1,274.83(3)          -0-         -0-          -0-       -0-
Financial Officer, Director

Alan Saperstein,
Exec. Vice President,      1997    $123,350    -0-     $5,430.00(4)          -0-         -0-          -0-       -0-
Secretary and              1996     $83,000    -0-     $5,927.19(5)          -0-       137,230        -0-       -0-
Director                   1995     $43,333    -0-     $5,951.73(6)          -0-         -0-          -0-       -0-

David E. Goodman,(7)
Executive Vice             1997     $19,130    -0-     $      -0-            -0-         -0-          -0-       -0-
President and              1996     $    -0-   -0      $      -0-            -0-         -0-          -0-       -0-
Chief Operating            1995     $    -0-   -0-     $      -0-            -0-         -0-          -0-       -0-

------------------
(1) Includes $672.00 for disability insurance and $1,428.00 for medical insurance.
(2) Includes $568.70 for disability insurance and $1,524.14 for medical insurance.
(3) Includes $616.00 for disability insurance and $1,558.83 for medical insurance.
(4) Includes $424.00 for disability insurance and $5,006.00 for medical insurance.
(5) Includes $424.08 for disability insurance and $5,503.11 for medical insurance.
(6) Includes $388.74 for disability insurance and $5,562.99 for medical insurance.
(7) Mr. Goodman joined the Company in August , 1997.

DIRECTORS' COMPENSATION

         Directors who are not employees of the Company receive $1,000 per meeting as compensation for serving on the Board of Directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors' meetings. Pursuant to the Company's 1996 Stock Option Plan (the "Plan"), directors who are not 10% stockholders or employees may receive a grant of Common Stock and non-qualified stock options as described under the Plan. In the alternative, at the option of the Company, the Company may grant outside directors fair market value options outside of the Plan.

         On July 30, 1997, as amended, the Company granted to each of Messrs. Service and Swirsky options outside of the Plan to each acquire 100,000 shares of the Company's Common Stock at an exercise price of $2.50 per share. The term of these options is five years from the date of grant, with 50,000 options vesting on the first anniversary of the date of grant, 25,000 vesting on the second anniversary of the date of grant and the remaining 25,000 vesting on the third anniversary of the date of grant. Once vested, the options remain exercisable until the expiration date thereof. In the event, however, either Mr. Service or Mr. Swirsky are not members of the Company's Board of Directors at the time the options vest, they will no longer be entitled to receive such options.

         On January 9, 1998 the Company granted Mr. Jacobs options outside the Plan to acquire 50,000 shares of the Company's Common Stock at an exercise price of $2.50 per share. The term of these options is five years from the date of grant, with 25,000 options vesting on July 30, 1998 and the remaining 25,000 vesting on July 30, 1999. Once vested, the options remain exercisable until the expiration date thereof. In the event, however, Mr. Jacobs is not employed by the Company at the time the options vest, he will no longer be entitled to receive such options.

EMPLOYMENT AGREEMENTS

         In October 1996 the Company entered into employment agreements (the "Agreements") with Randy S. Selman, the Company's Chief Executive Officer, President, acting Chief Financial Officer, and a director, and with Alan Saperstein, the Company's Executive Vice President, Secretary, Treasurer and a director. The Agreements between the Company and each of Messrs. Selman and Saperstein, as amended on April 30, 1997, are substantially similar. The term of the Agreements is for three years from the effective date of the Agreements and is renewable for successive one year terms unless terminated. The annual salary under each of the Agreements is $125,000, which amount will be increased by 10% each year. Messrs. Selman and Saperstein are also each eligible to receive an annual bonus in cash or stock equal to 2% of the Company's earnings before income tax, depreciation and amortization (EBITDA) on that portion of EBITDA that has increased over the previous year's EBITDA. Additionally, on January 1 of each year Messrs. Selman and Saperstein shall receive options (which contain certain anti-dilution provisions) to purchase 125,000 shares of Common Stock at $2.50 per share for an exercise period of five years from the Grant Date.

         The Agreements also provide, among other things, for (i) participation in any profit-sharing or retirement plan and in other employee benefits applicable to employees and executives of the Company, (ii) an automobile allowance and fringe benefits commensurate with the duties and responsibilities of Messrs. Selman and Saperstein, and (iii) benefits in the event of disability and contain certain non-disclosure and non-competition provisions. Additionally, Messrs. Selman and Saperstein may be granted certain bonus incentives by the Company's Board of Directors. Furthermore, the Company has agreed to indemnify each of them for any obligations or guaranties which either of them may have undertaken on behalf of the Company.

         Under the terms of the Agreements, the Company may terminate the employment of Mr. Selman or Mr. Saperstein either with or without cause. If the Agreement is terminated by the Company without good cause, or by Mr. Selman or Mr. Saperstein, as applicable, the Company would be obligated to pay that executive an amount equal to three times that executive's current annual compensation (including base salary and bonus), payable in bi-weekly installments (except in the case of a termination upon a change in control wherein the executive may elect either a lump sum payment, discounted to present market value or payment over a three year period in bi-weekly installments). Additionally, the executive would be entitled to participate in and accrue medical benefits for a period of two years after the date of termination without cause (by the Company) or for good cause (by the executive). To the extent that either Messrs. Selman or Saperstein are terminated for cause, no severance benefits shall be paid.

         In August 1997 the Company entered into an employment agreement with David E. Goodman, the Company's Executive Vice President and Chief Operating Officer. The terms of this one year agreement, as amended in October 1997, are substantially similar to the Agreements between the Company and each of Messrs. Selman and Saperstein. Mr. Goodman is currently paid a base salary of $137,500, which such amount will be increased by 10% each year. Mr. Goodman is also eligible to receive an annual bonus in cash or stock equal to 2% of EBITDA that has increased over the previous years EBITDA. Mr. Goodman was also granted options to acquire up to 250,000 shares of the Company's Common Stock at an exercise price of $2.50, which such options vest as follows: 50,000 shares vested on September 30, 1997; an additional 50,000 shares vested on January 1, 1998, and thereafter an additional 50,000 shares will vest on each of September 30, 1998, September 30, 1999 and September 30, 2000. Should the Company meet certain undisclosed financial targets, the vesting date of the September 30, 1999 and 2000 options shall be accelerated to September 30, 1998. The employment agreement between the Company and Mr. Goodman provides for participation in any profit-sharing or retirement plan and in other employee benefits applicable to employees and executive officers of the Company, including automobile allowances and fringe benefits commensurate with the duties and responsibilities of Mr. Goodman. Under the terms of the agreement, either party may terminate the agreement without cause upon 30 days prior written notice, wherein Mr. Goodman would be entitled to receive three months' salary as severance. Finally, the agreement, which provides for termination with cause, or upon Mr. Goodman's death of disability, also contains a two year non-compete and certain non-disclosure provisions.

INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

         On February 9, 1997 the Board of Directors and a majority of the Company's stockholders adopted the Company's 1996 Stock Option Plan. The purpose of the Plan is to increase the employees', advisors, consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's stockholders. The purpose of the Plan is also to enable the Company to attract and retain the services of experienced and highly qualified employees and non-employee directors.

         The Company has reserved an aggregate of 200,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). As of the date hereof, no options have been granted under the Plan. The Board of Directors or a Committee of the Board of Directors (the "Committee") will administer the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price. As of this date, the Board of Directors has not established a separate Committee.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant.

         The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant. In any case, the exercise price of any stock option granted under the Plan will not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

         The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan. Officers, directors and key employees of and consultants to the Company and its subsidiaries will be eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

         All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a Director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Code, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or the Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan.

         Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on approximately 10 years from the date of the Plan's adoption. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 17, 1998, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company who beneficially owns more than 5% of the Company's outstanding Common Stock, (ii) each director; (iii) all named executive officers, and (iv) all directors and officers as a group. Except as may otherwise be indicated, each named persona has voting and investment powers over the listed shares, exercised solely by the named person or shared with a spouse.

Name and                             Amount of                  Percentage
Address of                           Beneficial                 of
of Beneficial Owner                  Ownership of Stock         Class
-------------------                  ------------------         ----------

Randy S. Selman(1)                       492,846                  14.1%
Alan M. Saperstein(2)                    512,620                  14.7%

David E. Goodman(3)                      100,000                   3.1%
Ben Swirsky(4)                                 0                     -
Brian K. Service(5)                       10,938                    (6)
Eric Jacobs(7)                            13,600                    (6)
All Officers and Directors as a
Group (six persons)
(1)(2)(3)(4)(5)(7)                     1,130,004                  28.3%
---------------

(1) Includes warrants to purchase 2,791 shares at $1.40 per share, options to acquire an aggregate of 137,230 shares of Common Stock at an exercise price of $.00016 per share and options to acquire an aggregate of 250,000 shares of Common Stock at an exercise price of $2.50 per share. See Executive Compensation Employment Agreements and Certain Relationships and Related Transactions.

(2) Includes warrants to purchase 1,340 shares at $1.40 per share, options to acquire an aggregate of 137,230 shares of Common Stock at an exercise price of $.00016 per share and options to acquire an aggregate of 250,000 shares of Common Stock at an exercise price of $2.50 per share. See Executive Compensation Employment Agreements and Certain Relationships and Related Transactions.

(3) Includes options to acquire an aggregate of 100,000 shares of Common Stock at an exercise price of $2.50 per share but excludes an additional 150,000 options, exercisable at $2.50 per share, which have not yet vested.
         See Executive Compensation  - Employment Agreements.

(4) Excludes options to acquire an aggregate of 100,000 shares of Common Stock at an exercise price of $2.50 per share granted in August 1997 immediately following the Company's initial public offering. See Directors' Compensation.

(5) Excludes options to acquire an aggregate of 100,000 shares of Common Stock at an exercise price of $2.50 per share granted in August 1997 immediately following the Company's initial public offering. See Directors Compensation.

(6)      Represents less than 1%.

(7) Excludes options to acquire an aggregate of 50,000 shares of Common Stock at an exercise price of $2.50 per share granted in January 1998. See Directors' Compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In February 1997 the Company granted each of Messrs. Selman and Saperstein, executive officers and directors of the Company, options to acquire 137,230 shares of the Company's common stock at an exercise price of $.00016 per share as a bonus.

         The Company has adopted a corporate governance policy which requires the approval of any transaction between the Company and any officer, director or 5% stockholder by a majority of the independent, disinterested directors. In addition, pursuant to the inclusion of its securities on The Nasdaq(TM) SmallCap Market, the Company is subject to compliance with certain corporate governance standards adopted by The Nasdaq(TM) Stock Market, Inc.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the fiscal year ended September 30, 1997 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended September 30, 1997, as well as any written representation from a reporting person that no Form 5 is required, the Company is not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended September 30, 1997, other than Mr. David Goodman, the Company's Executive Vice President and Chief Operating Officer. Mr. Goodman joined the Company in August 1997 and through an administrative error he was tardy in filing his initial Form 3, which such form has been filed as of the date hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE
DIRECTORS NOMINEES.

                                   PROPOSAL 2
            PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                     AS INDEPENDENT AUDITORS OF THE COMPANY

         On October 1, 1997 Goldstein Lewin & Co. was dismissed as the Company's independent auditor, an engagement it has held since 1994. During the period Goldstein Lewin & Co. was engaged as the Company's independent auditor there were no disagreements with Goldstein Lewin & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. No accountants' report on the financial statements of the Company issued by Goldstein Lewin & Co. contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The Company requested that Goldstein Lewin & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements made by the Company in response to
Item 4 of the Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 1, 1997 and, if not, stating the respects in which he did not agree. The Company filed a copy of such letter from Goldstein Lewin & Co. confirming its agreement to the Company's statements as an exhibit to the Form 8-K Report filed with the Securities and Exchange Commission on October 1, 1997.

         On October 1, 1997 the Company engaged Arthur Andersen LLP as its independent accountant for the fiscal year ended September 30, 1997. The decision to change accountants was approved by the Company's Board of Directors.

         The Board has subsequently appointed Arthur Andersen LLP, independent public accountants, as the independent auditors of the Company, to serve at the pleasure of the Board for 1998. A member of the firm will be present at the Annual Meeting with the opportunity to make a statement and respond to appropriate questions by stockholders.

         The stockholders of the Company are asked to consider and act upon the matter of ratifying the appointment of Arthur Andersen LLP. Approval of the independent auditors requires the affirmative vote of a majority of the total voting power represented by outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 1999 Annual Meeting must be received by the Company no later than March 1, 1999 in order to have them included in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                                 ANNUAL REPORTS

         The Company's 1997 Annual Report to Stockholders, which contains the Company's Annual Report on Form 10-KSB (without exhibits) and its consolidated financial statements for the year ended September 30, 1997, accompanies this proxy statement. The Company's Annual Report on Form 10-KSB for the year ended September 30, 1997 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Investor Relations, Visual Data Corporation, 1291 SW 29 Avenue, Pompano Beach, Florida 33069.

                                           BY ORDER OF THE BOARD OF DIRECTORS
                                           /s/ Randy S. Selman
                                           ----------------------------------
                                           Randy S. Selman, Chairman and
                                           Chief Executive Officer

March 26, 1998

                             VISUAL DATA CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 14, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISUAL DATA CORPORATION.

         The undersigned hereby appoints Randy S. Selman proxy with power of substitution and hereby authorizes him to represent and to vote, as designed below, all of the shares of Common Stock of Visual Data Corporation (the "Company") held of record by the undersigned on March 17, 1998, at the Annual Meeting of Stockholders to be held in Boca Raton, Florida on Thursday, May 14, 1998, at 4:30 p.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.  Election of Directors

    Nominees: Randy S. Selman, Alan M. Saperstein, Ben Swirsky, Brian K. Service and Eric Jacobs.

    [ ] FOR all nominees    [ ] WITHHOLD AUTHORITY    [ ] FOR all nominees,
                                                          except as noted below:

                                                          ______________________
                                                          Nominee exception

2. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending September 30, 1998 to serve at the pleasure of the Board of Directors.

         [ ] FOR            [ ] AGAINST              [ ] ABSTAIN

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH AND HEREBY RATIFIES THAT THE SAID ATTORNEY AND PROXIES MAY DO BY VIRTUE HEREOF.


DATED:____________                      _____________________________________
                                        (Signature)

                                        _____________________________________
                                        (Signature if jointly held)

                                        _____________________________________
                                        (Printed name(s))


Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      IN THE ENCLOSED ENVELOPE. THANK YOU.